As Filed with the Securities and
 Exchange Commission on October 1, 1998             Registration No. 333-_______



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933


                       NEW PLAN EXCEL REALTY TRUST, INC.
             (Exact Name of Registrant as Specified in its Charter)


          Maryland                                33-0160389
(State or Other Jurisdiction of       (I.R.S. Employer Identification No.)
 Incorporation or Organization)



                          1120 Avenue of the Americas
                           New York, New York 10036
                                (212) 869-3000
   (Address, Including Zip Code, and Telephone Number, Including Area Code,
                 of Registrant's Principal Executive Offices)

                                Arnold Laubich
                            Chief Executive Officer
                       New Plan Excel Realty Trust, Inc.
                          1120 Avenue of the Americas
                           New York, New York 10036
                                (212) 869-3000
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             Of Agent for Service)

                                  Copies To:

                              Steven Siegel, Esq.
                       New Plan Excel Realty Trust, Inc.
                          1120 Avenue of the Americas
                           New York, New York 10036


Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [__]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [__]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [__]


                        CALCULATION OF REGISTRATION FEE
                        -------------------------------

                                                 Proposed         Proposed
                                Amount           Maximum          Maximum               Amount of
       Title of Shares          To Be            Aggregate Price  Aggregate             Registration
       To Be Registered         Registered  (1)  Per Share  (2)   Offering Price  (2)   Fee  (3)
------------------------------  ---------------  ----------------  -------------------  -------------

Common Stock, $.01 par value       10,000,000       $22.11           $221,100,000        $63,383.58

(1) Includes 296,444 shares of Common Stock previously registered on Form S-3 File No. 33-69388 and carried forward hereto. Also includes stock purchase rights. Prior to the occurrence of certain events, these rights will not be exercisable or evidenced separately from the Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c), the offering price and registration fee are computed on the basis of the average of the high and low prices of the Registrant's Shares, as reported on the New York Stock Exchange Composite Transactions on September 25, 1998.

(3) Excludes registration fee of $1,840.92, which was previously paid with respect to 296,444 shares of Common Stock carried forward from Registration Statement No. 33-69388.

                                  Prospectus

                       NEW PLAN EXCEL REALTY TRUST, INC.

                       10,000,000 Shares of Common Stock



                 DIVIDEND REINVESTMENT AND SHARE PURCHASE PLAN


     We have adopted a new Dividend Reinvestment and Share Purchase Plan.



--------------------------------------------------------------------------------------------------------------
HOW TO ENROLL:                                             HIGHLIGHTS OF THE PROGRAM:

 .  If you ARE a former shareholder of           .  You can purchase shares of our common stock
   New Plan Realty Trust, then you                 without brokerage commissions or sales fees.
   should complete the "Enrollment in
   Dividend Reinvestment Plan" portion of       .  You pay for the shares by:
   the Letter of Transmittal accompanying
   this Prospectus.                                .  automatically reinvesting all or a part of
                                                      the dividends on your shares of our common
 .  If you are NOT a former shareholder                stock; or
   of New Plan Realty Trust, then you              .  making optional cash payments of not less
   should fill out the Authorization Card             than $100 per payment or more than $20,000
   accompanying this Prospectus.                      per quarter; or
                                                   .  a combination of these payment methods.
For more details, see pages 2 through 4 of
this Prospectus.                                .  The purchase price for the shares is:

                                                   .  95% of market price for shares purchased by
                                                      dividend reinvestment; and
                                                   .  100% of market price for shares purchased by
                                                      optional cash payment.

--------------------------------------------------------------------------------------------------------------



Termination of Old Dividend Reinvestment Plans:

Our existing dividend reinvestment plan -- and the existing dividend reinvestment plan of New Plan Realty Trust, with whom we combined -- were
terminated on September 28, 1998.   Our new dividend reinvestment plan is
the only plan that we now offer which will allow you to reinvest dividends.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon
the adequacy or accuracy of this prospectus.   Any representation to the
contrary is a criminal offense.

Our common stock is listed on the New York Stock Exchange under the symbol
"NXL".   Our principal executive offices are located at 1120 Avenue of the
Americas, New York, New York 10036;  (212) 869-3000.

                               October 1, 1998

                               TABLE OF CONTENTS


                                                               Page
                                                               ----
The Company.................................................     1
How to Enroll...............................................     2
Our New Dividend Reinvestment Plan..........................     5
Use of Proceeds.............................................    13
Available Information.......................................    13
Incorporation By Reference..................................    13
Indemnification of Directors and Officers...................    15
Legal Matters...............................................    16
Experts.....................................................    16
Appendix....................................................    17


                                         THE COMPANY


             We are a real estate investment trust (REIT).

             On September 28, 1998, we combined with another REIT, New Plan Realty Trust. The business combination took the form of a merger (the "Merger") between New Plan Realty Trust and one of our subsidiaries.

             On the same day, we changed our name from "Excel Realty Trust, Inc." to "New Plan Excel Realty Trust, Inc."

             We are one of the largest community and neighborhood shopping center REITs in the United States. We invest primarily in community and neighborhood shopping centers. In addition, we own factory outlet centers, single tenant properties, and garden apartment communities.

                                 HOW TO ENROLL


You must follow these instructions in order to enroll in our new dividend reinvestment plan.


                          Enrollment Instructions for
                 Former Shareholders of New Plan Realty Trust


If you a former shareholder of New Plan Realty Trust, then, in order to enroll, you should complete the "Enrollment in Dividend Reinvestment Plan" portion of the Letter of Transmittal which accompanies this Prospectus.

          You must complete the "Enrollment in Dividend Reinvestment Plan" portion of the Letter of Transmittal. This acts as an enrollment card. A Letter of Transmittal will accompany this Prospectus only if you are a former shareholder of New Plan Realty Trust.

          You must deliver the completed and signed Letter of Transmittal to our exchange agent, Boston EquiServe (the "Exchange Agent"), at the address indicated on the Letter of Transmittal. Delivery to any other address -- including our offices -- will not constitute valid delivery.

          Special instruction for former participants in the dividend reinvestment plan of New Plan Realty Trust:

          . To enroll in our new dividend reinvestment plan, you must fill out the "Enrollment in Dividend Reinvestment Plan" portion of the Letter of Transmittal, just like any other former shareholder of New Plan Realty Trust.

          . The dividend reinvestment plan of New Plan Realty Trust (the "Terminated New Plan DRIP") was terminated on September 28, 1998.

          . If you do not enroll in our new dividend reinvestment plan by December 11, 1998 -- or if you send in a Letter of Transmittal prior to that date without filling out the "Enrollment in Dividend Reinvestment Plan" portion --, then the Exchange Agent will liquidate your Terminated New Plan DRIP account by issuing to you certificates for the whole number of shares in such account and a check for the market value of any fractional share in such account (adjusted, as appropriate, for any tax withholding).

          . If you enroll in our new dividend reinvestment plan by December 11, 1998, then the shares in your Terminated New Plan DRIP account will be moved to your new account in our new plan.

          Later enrollment: If you deliver your Letter of Transmittal without enrolling, but decide to enroll later, you can enroll then by completing and sending in an Authorization Card, as described on the next page. Attention: former participants in the Terminated New Plan
          DRIP: Failure to enroll at the time that you send in the Letter of Transmittal or by December 11, 1998 will result in the liquidation of your Terminated New Plan DRIP account. See above on this page.

                          Enrollment Instructions for
                              Other Stockholders

If you are NOT a former shareholder of New Plan Realty Trust, then, in order to enroll, you should complete the Authorization Card which accompanies this Prospectus.

          You must complete and sign the Authorization Card. An Authorization Card will accompany this Prospectus if you are not a former shareholder of New Plan Realty Trust.

          You must deliver the completed and signed Authorization Card to our agent.

          . You should deliver the Authorization Card to our dividend reinvestment agent at the following address: New Plan Excel Realty Trust, Inc., c/o BankBoston, N.A., Automatic Dividend Reinvestment Unit, P.O. Box 8040, Boston, MA 02266-8040. Delivery of the Authorization Card to any other address -- including our offices -- will not constitute valid delivery.

          . You may obtain additional copies of the Authorization Card at any time without charge by written or oral request to New Plan Excel Realty Trust, Inc., Investor Relations Department, Suite 110, 16955 Via Del Campo, San Diego, CA 92127; (619) 485-9400.

          Special instruction for participants in our former dividend reinvestment plan -- that is, the former dividend reinvestment plan of Excel Realty Trust, Inc.:

          . To enroll in our new dividend reinvestment plan, you must fill out an Authorization Card.

          . Our prior dividend reinvestment plan -- that is, the dividend reinvestment plan of Excel Realty Trust, Inc. -- (the "Terminated Excel DRIP") was terminated on September 28, 1998.

          . If you do not enroll in our new dividend reinvestment plan by December 11, 1998, then the Exchange Agent will liquidate your Terminated Excel DRIP account by issuing to you certificates for the whole number of shares in such account and a check for the market value of any fractional share in such account (adjusted, as appropriate, for any tax withholding).

          . If you enroll in our new dividend reinvestment plan by December 11, 1998, then the shares in your Terminated Excel DRIP account will be moved to your new account in our new plan, as described in the enclosed Authorization Card.

               No one will be automatically enrolled -- that is, enrolled without sending in a Letter of Transmittal (with the "Enrollment in Dividend Reinvestment Plan" portion filled in) or an Authorization Card, as appropriate. For example, if you do not do so, you will NOT be enrolled in our new dividend reinvestment plan even if you were a participant in the former dividend reinvestment plans of Excel Realty Trust, Inc. or New Plan Realty Trust, which plans were terminated on September 28, 1998.


               You can enroll in our new dividend reinvestment plan only if you are:

                    . a stockholder who owns one or more shares of our common stock;

                    . a former shareholder of New Plan Realty Trust who is receiving one or more shares of our common stock in connection with the Merger; or

                    . in some circumstances, a participant in an employee benefit plan of ours or any of our subsidiaries (see Question 3 below in this Prospectus).

                                    OUR NEW
                           DIVIDEND REINVESTMENT PLAN

     This section describes our new dividend reinvestment plan (the "Plan") in a question and answer format.


     1.   What is the purpose of the Plan?

     The purpose of the Plan is to provide owners of our shares of common stock ("Shares") with a convenient and economical way to buy new Shares with:

     .     reinvested cash dividends at a price 5% below the market price;
     .     optional cash payments at 100% of the market price; or
     .     a combination of both.

     The Plan also provides the Company with a source of funds, since the Shares acquired under the Plan will be purchased from the Company.


     2.   What are the advantages of the Plan?

     The advantages of the Plan are:

          .    There are no fees or brokerage commissions on purchases.

          . The price you pay for Shares purchased with reinvested dividends is 5% below the market price.

          . You can also buy Shares with optional cash payments at 100% of the market price.

          . The automatic reinvestment of cash dividends can help you add to your investment over time in a systematic fashion.

          . Keeping track of your account and entering into new transactions is easy.

          . You can purchase fractional shares under the Plan. This enables you to fully reinvest your cash dividends, or to fully invest your optional cash payment. Dividends will be paid on the fractional shares, which too can be reinvested.

          . You don't have to worry about the stock certificates for your Shares issued under the Plan being lost or stolen, or wonder where they are located.


     3.   Who is eligible to participate in the Plan?

     You are eligible to participate if you are a holder of record of Shares. Also, you are eligible to participate if you are a former shareholder of New Plan Realty Trust who is receiving Shares of our common stock in connection with the Merger between New Plan Realty Trust and one of our subsidiaries.

     If your Shares are registered in some other person's name (for instance, in the name of a broker, bank nominee or other record holder), then, to enroll in our new Plan, you must either:

          .    arrange participation through that other person, or
          .    have your Shares transferred into your own name.

     We can refuse to permit a broker, bank nominee or other record holder to participate in the Plan if such participation would in our judgment result in excessive cost or burden to us.

     If you participate in an employee benefits plan of ours or any of our subsidiaries, we may permit you to participate in the Plan on such terms and conditions as we may establish for such purpose, even if you are not a holder of record of Shares.

     Foreign citizens and foreign residents should make certain that their participation does not violate the laws of their country, including laws regarding:

          .    taxes
          .    currency and exchange controls
          .    stock registration, or
          .    foreign investments.


     4.   How can you enroll in the Plan?

     Please see the instructions in the "How to Enroll" section on pages 2 through 4 of this Prospectus. You can enroll in the Plan only if you are eligible. (See Question 3 above)


     5.   What investment options are available under the Plan?

     You can choose any of these investment options under the Plan:

          . Full Dividend Reinvestment--Reinvest cash dividends on all of your Shares at 5% less than the market price. If you desire, make optional cash payments of not less than $100 or more than $20,000 each quarter at 100% of the market price.

          . Partial Dividend Reinvestment--Reinvest cash dividends on less than all of your Shares at 5% less than the market price. If you desire, make optional cash payments of not less than $100 or more than $20,000 at 100% of the market price.

          . Optional Cash Payments--Invest by making optional cash payments of not less than $100 or more than $20,000 per quarter at 100% of the market price.

     When you enroll, you must indicate on the enrollment form which investment option you are choosing.

     Stockholders who do not wish to participate in the Plan will receive their cash dividends by check.


     6.   Is partial participation possible?

     If you want the dividends on only some of your Shares to be reinvested under the Plan, you may indicate a whole number of such Shares on the enrollment form under "Partial Dividend Reinvestment." You cannot elect partial dividend reinvestment with respect to the dividends on any fractional Share.


     7.   Who administers the Plan?

     We administer the Plan alone or together with a dividend reinvestment agent (the "Agent"). Currently, BankBoston, N.A. acts as our Agent. We or the Agent keep records and send statements of account to participants.

     8.   When can you start dividend reinvestment?

     To enroll in the dividend reinvestment feature of the Plan, you must:

          . elect "Full Dividend Reinvestment" or "Partial Dividend Reinvestment" on your enrollment form (which will either be an Authorization Card or the "Enrollment in Dividend Reinvestment Plan" portion of your Letter of Transmittal, depending on your circumstances -- See "How To Enroll" section on pages 2 through 4 of this Prospectus); and

          .    send the completed enrollment form to the Agent.

     If the Agent receives the enrollment form at least three business days before the record date for a particular dividend, then reinvestment of your dividends will start with that dividend. If the Agent receives the enrollment form less than three business days before the record date for that dividend, then reinvestment of your dividends will not start until the next dividend.

     We anticipate that we will normally pay dividends on or about January 15, April 15, July 15 and October 15 of each year. Also, we anticipate that the record dates for these dividends will normally occur on January 1, April 1, July 1 and October 1. Based on the anticipated dividend payment schedule -- which may change--, the dates by which your enrollment form should be received are shown below:

     To Invest Dividend              Enrollment Form Must Be Received
     Anticipated to be               At Least Three Business Days Before the
     Paid On or About:               Record Date Anticipated to Occur On:

     January 15 .................................. January 1
     April 15 .................................... April 1
     July 15 ..................................... July 1
     October 15 .................................. October 1


     8.   Will you incur any expenses in connection with purchases?

     No. You will incur no brokerage commissions, service charges or other expenses for purchases made under the Plan.


     9.   What is the purchase price of Shares under the Plan?

          Method of Purchase                  Purchase Price Per Share
          ------------------                  ------------------------

          Dividend reinvestment               95% of market price

          Optional cash purchase              100% of market price

     The price per Share of Shares purchased with reinvested cash dividends will be 5% less than the average of the high and low sales prices per Share for New York Stock Exchange Composite Transactions on the dividend payment date or, if Shares are not traded on that day, on the next preceding day on which the Shares have been traded.

     The price per Share of Shares purchased with optional cash payments will be 100% of such average.

     For these purposes, the high and low sales prices will be as reported in The Wall Street Journal. If The Wall Street Journal is not published for the day in question, we may determine the price of the Shares by reference to The New York Times or any other appropriate method.


     10.  How is the number of Shares purchased by you computed?

     The number of Shares that you buy under the Plan is computed to three decimal places.

     To the extent that you buy Shares with reinvested dividends, the number of Shares purchased is determined by dividing the amount of dividends reinvested by the purchase price per Share.

     To the extent that you buy Shares with optional cash payments, the number of Shares purchased is determined by dividing the total amount of the optional cash payments by the purchase price per Share.


     11. Will you receive stock certificates for Shares purchased under the Plan?

     Unless you request otherwise, Shares purchased by you under the Plan will not be represented by a certificate. They will be registered in your name, credited to your Plan account and shown on your statement of account as noncertificated Shares.

     If you request in writing that we issue certificates for the Shares in your Plan account, we will do so, except that we will not issue certificates for fractional Shares. If you request a certificate for all of the Shares in your Plan account, you will receive cash for the market value of any fractional Share in your account. We reserve the right, however, to issue certificates for any of the Shares in your Plan account at any time (in addition to those for which you request certificates).

     A written request for a certificate should be mailed to New Plan Excel Realty Trust, Inc., c/o BankBoston, N.A., Automatic Dividend Reinvestment Unit, P.O. Box 8040, Boston, MA 02266-8040.

     Shares are "in your Plan account" if they were either:

          .    acquired by dividend reinvestment;
          .    acquired by optional cash payment; or
          .    deposited by you in certificate form into your Plan account.

     However, if certificates are issued for Shares in your Plan account at your request, then such Shares will not be considered as "in your Plan account" once certificates for them have been issued.


     12.  How can you make optional cash payments?

     To make an optional cash payment, you must pay in U.S. dollars with a check or money order that is payable to New Plan Excel Realty Trust, Inc. You must mail the payment to New Plan Excel Realty Trust, Inc., c/o BankBoston, N.A., Automatic Dividend Reinvestment Unit, P.O. Box 8040, Boston, MA 02266-8040. Payments delivered to any other address will not constitute valid delivery.


     13.  When will optional cash payments be invested?

     Your optional cash payment will be invested in additional Shares and credited to your Plan account on the day that we pay a cash dividend, if the Agent has received your payment at least three business days before the dividend payment date. If the Agent receives your payment less than three business days before a dividend payment date, it will be invested on the next dividend payment date.

     Based on our anticipated dividend schedule -- which can change --, this means that your optional cash payments will be invested on or about January 15, April 15, July 15 and October 15.

     No interest will be paid on funds received and held for the purchase of Shares under the Plan.


     14.  Are there any limitations on cash payments?

     Optional cash payments may not be less than $100 per payment or more than $20,000 total per quarter. The amount of each cash payment may vary within these limits and there is no obligation to make optional cash payments on a regular basis.

     If your check is returned unpaid for any reason, then your request for investment of such money will automatically be nullified and the Agent will remove from your Plan account any Shares that were purchased upon the credit of such money. You will be charged a $25.00 fee for any check returned unpaid.


     15.  What reports will be sent to you in connection with the Plan?

     If you buy Shares under the Plan, then shortly after such purchase, we will send to you a statement showing:

          .    the purchase price per Share
          .    the number of Shares purchased
          .    the number of Shares held in your Plan account
          .    the number of your Shares held outside of your Plan account, and
          .    the total number of your Shares.

     If your purchase involved dividend reinvestment, then your statement will also show:

          .    your total dividend and
          .    the amount of the dividend reinvested.

     These statements are a record of the cost of purchases under the Plan. You should retain them for tax purposes.

     In addition, you will receive copies of the Company's annual and other reports to stockholders, proxy statements and income tax information for reporting dividends.


     16. Can you deposit Shares held in certificate form into your Plan account?

     Yes. If you are interested, you should contact the Agent (see Question 30) for the proper procedure to deposit certificates.



     17.  Will dividends on your Shares be paid in cash or reinvested in Shares?

     Whether cash dividends on particular Shares are paid by check or reinvested in additional Shares is determined as follows:

          . If you elect the "Full Dividend Reinvestment" feature, then all of the cash dividends on your Shares will be reinvested in additional Shares.

          . If you elect the "Partial Dividend Reinvestment" feature, then the cash dividends that are attributable to the number of whole Shares as to which you make such election will be reinvested in additional Shares.

          . Cash dividends on all Shares acquired under the Plan -- including by dividend reinvestment or optional cash payments -- will be reinvested in additional Shares.

          . Cash dividends on Shares that are deposited by you in certificated form into your Plan account will be reinvested in additional Shares.

          .    Cash dividends on any remaining Shares will be paid by check.

          . If you do not participate in the Plan, then we will pay your cash dividends by check.

     However, you can change your participation in the Plan at any time (see Question 18), thereby changing whether dividends are reinvested and if so, on how many Shares.

     18.  How can you change your participation in the Plan?

     You can change your participation in the Plan at any time by:

          . switching from one investment option (that is, Full Dividend Reinvestment, Partial Dividend Reinvestment or Optional Cash Payments -- see Question 5) to another; or

          . increasing or decreasing the number of Shares for which dividends are reinvested -- -- including Shares that, as of the time of the change, are held in your Plan account and were acquired under the Plan or deposited by you in certificated form.

     To change your participation, you must execute and deliver a new Authorization Card to the Agent (BankBoston, N.A., Automatic Dividend Reinvestment Unit, P.O. Box 8040, Boston, MA 02266-8040).

     Your new Authorization Card will be effective three business days after receipt by the Agent. If you give a notice to change dividend reinvestment, it must be received by the Agent at least three business days before the record date for that dividend payment in order to be effective for that dividend.


     19.  How can you terminate your participation in the Plan?

     You can terminate your participation in the Plan by notifying the Agent in writing to that effect. Notices will be effective three business days after receipt by the Agent. If you give a notice to discontinue dividend reinvestment, it must be received by the Agent at least three business days before the record date for that dividend payment in order to be effective for that dividend.

     If you terminate your participation in the Plan, the Agent will issue you certificates for the Shares that are held in your Plan account, except that:

          . we will sell some or all of the Shares in your Plan account if you ask us to do so in writing at the time that you terminate your participation in the Plan (see Question 20); and

          . no certificates for fractional Shares will be issued. You will receive cash for the market value of any fractional Share in your account.

     However, we reserve the right, if you terminate participation in the Plan, not to issue certificates for Shares in your Plan account unless you request them.

     In order to reenter the Plan after termination, you must be eligible to participate in the Plan (see Question 3 above) at the time of reentry and complete and submit a new Authorization Card.


     20.  Can you request that Shares held in your Plan account be sold?

     Yes. You may request that all or a part of the whole Shares held in your Plan account be sold.

     Within seven days after receipt of your written request to sell Shares held in your Plan account, the Agent will place a sell order, through a broker or dealer designated by the Agent, with respect to the whole number of Shares covered by your request. You will receive the proceeds of the sale less any brokerage commission, transfer tax or other fees incurred by the Agent allocable to the sale of such Shares. You will not be able to direct the date or sales price at which such Shares may be sold. If you request that all of your Shares in your Plan account be sold, then you will be paid cash for the market value of any fractional Share in your account.

     If you cease to be eligible to participate in the Plan at any time (including, without limitation, as result of the sale of all of the Shares in your Plan account), then your participation in the Plan will automatically be terminated.

     If you terminate your participation in the Plan, you may request that all or any part of the Shares held in your Plan account be sold (see Question
     19).


     21. What happens if the Company issues a stock dividend or declares a stock split?

     If we issue Shares as a result of a stock split or stock dividend, then such Shares will be added to your Plan account to the extent that they are attributable to:

          . Shares held in your Plan account (see latter part of answer to Question 11); or

          . any other Shares as to which you have elected dividend reinvestment.


     22. How will the Shares in your Plan account be voted at a meeting of stockholders?

     You may vote all of your Shares, both certificated and noncertificated. For any meeting of stockholders, you will receive proxy material covering all of the Shares which you own on the record date for the meeting. You may vote all of your Shares in person or by proxy.


     23. What are the federal income tax consequences of participation in the Plan?

     In general, a participant in the Plan ("Participant") will have the same federal income tax consequences with respect to distributions on their Shares as any other owner of Shares. A Participant will be treated for federal income tax purposes as having received on each distribution payment date a taxable distribution equal to the sum of (A) the fair market value of the Shares purchased under the distribution reinvestment feature of the Plan (i.e., the amount that would have been received as a cash distribution plus the 5% discount at which the Shares were purchased) plus (B) the cash (if any) actually distributed or withheld (see Question 24).

     Throughout this Prospectus, the word "dividend" or "dividends" is used to refer broadly to any distribution by the Company to its stockholders, regardless of whether such distribution technically constitutes a "dividend" for income tax purposes.


     24. What provision is made for foreign Participants subject to income tax withholding or other Participants subject to back-up withholding?

     In the case of both:

          . foreign Participants who elect to have their distributions reinvested and whose distributions are subject to United States income tax withholding, and

          . other Participants who elect to have their distributions reinvested and who are subject to "back-up" withholding under
               Section 3406(a)(1) of the Code,

     the Agent will invest in Shares an amount equal to the distributions of such Participants that would otherwise be reinvested less the amount of tax required to be withheld. The statements confirming purchases made for such Participants will indicate the net payment reinvested.

     Under Section 3406(a)(1) of the Code, we are required to withhold for United States income tax purposes 31% of all distribution payments to a stockholder if:

          . such stockholder has failed to furnish to us his or her taxpayer identification number ("TIN"), which for an individual is his or her social security number,

          . the Internal Revenue Service ("IRS") has notified us that the TIN furnished by the stockholder is incorrect,

     . the IRS notifies us that back-up withholding should be commenced because the stockholder has failed to properly report interest or dividends, or

     . the stockholder has failed to certify under penalty of perjury that he is not subject to back-up withholding.

If you are one of our stockholders, it is likely that we or your broker have previously requested you to submit all information and certifications required in order to exempt you from back-up withholding if such exemption is available.


25. What are the federal income tax consequences of participation in the Plan by an IRA, Keogh Plan, 401(k) Plan, Simplified Pension Account or any corporate employer-sponsored retirement plan?

The tax consequences of participation in the Plan by retirement plans differ from those outlined above for individuals. Since the laws and regulations regarding the federal income tax consequences of retirement plan participation are complex and subject to change, a retirement plan considering such participation should consult with its own retirement plan trustees, custodians or tax advisors for specific information.

26.  What is the responsibility of the Company under the Plan?

Neither we nor the Agent is liable for any act done in good faith -- or for any good faith omission to act -- in administering the Plan. Among other things, this limitation of liability applies to any claim of liability regarding:

     .    failure to terminate your account upon your death;

     . the prices and times at which Shares are purchased or sold for you;

     . any fluctuation in market value before or after any purchase or sale of Shares; or

     .    failure to invest any funds.

This limitation of liability also protects any agent of the Agent or ours. Subject to applicable law, neither we, the Agent nor any agent of either has any obligations in connection with the Plan except as are expressly stated in the Plan.

Neither we nor the Agent can provide any assurance of a profit or protection against loss on any Shares purchased under the Plan.


27.  May the Plan be changed or discontinued?

Although we hope to continue the Plan indefinitely, we have the right to suspend or terminate the Plan at any time. We also have the right to make modifications to the Plan. Among other things, we

     . may change the discount, if any, at which Shares may be purchased under any feature of the Plan;
     . may change whether Shares are purchased under any feature of the Plan from us or on the open market; or
     . may refuse optional cash payments from any stockholder who, in our sole discretion, is attempting to circumvent the intent of the Plan by making excessive optional cash payments through multiple stockholder accounts.

We will notify Participants of any suspension, termination or material modification of the Plan.

Under the Plan, we are authorized to issue such interpretations, adopt such regulations and take such action as we deem reasonably necessary to effectuate the Plan. Any action to effectuate the Plan taken by us or the Agent in good faith will be binding on Participants.

28.  Are there any limitations to the Company's obligations under the Plan?

Our obligation to sell Shares under the Plan is subject to obtaining any necessary approval or consent from regulatory authorities. We may elect not to sell Shares under the Plan to stockholders residing in any jurisdiction where, in our sole discretion, the burden of compliance with applicable securities laws makes that sale impracticable or inadvisable.


29.  What law governs the Plan?

The Plan is governed by the laws of Maryland.


30.  Who can answer your questions about the Plan?

You should address any inquiries or correspondence about the Plan or our Shares to: New Plan Excel Realty Trust, Inc., c/o BankBoston, N.A., Automatic Dividend Reinvestment Unit, P.O. Box 8040, Boston, MA 02266-8040: (1-800-730-6001).


31.  How can I obtain a copy of the Plan?

A copy of the Plan is included as Appendix I to this Prospectus. Because the description contained in Questions 1 through 29 of this Prospectus is only a summary of the Plan, it may not include all of the information that is important to you. You should read the entire Plan carefully.



                                USE OF PROCEEDS

We will receive all of the proceeds from the sale of Shares to Participants under the Plan, because the Agent will purchase such Shares from us. We will use the proceeds for general corporate purposes, including:

     .    the acquisition of additional properties as suitable
          opportunities arise,
     .    the renovation, expansion and improvement of existing Company properties,
     .    the repayment of indebtedness, and
     .    working capital.


                             AVAILABLE INFORMATION


We are a publicly traded company and, therefore, a great deal of information is available about us.

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information regarding issuers -- such as us -- that file electronically with the SEC. The address of that SEC Internet site is http://www.sec.gov.

Also, if you have questions about us, you may visit our Internet site at http://www.newplanexcel.com.


                          INCORPORATION BY REFERENCE

The SEC allows us to "incorporate by reference", which means that we can disclose important information to you by referring you to other documents which are legally considered to be part of this Prospectus. The materials that we have incorporated by reference into this Prospectus are:

     . our Joint Proxy Statement/Prospectus dated August 12, 1998, contained in our Registration Statement on Form S-4, filed with the SEC on August 11, 1998; file number 333-61131;

     .    our Annual Report on Form 10-K for the year ended December 31, 1997;

     . the Annual Report of New Plan Realty Trust on Form 10-K for the year ended July 31, 1997;

     .    our Quarterly Reports on Form 10-Q for the three-month periods ended:

               .    March 31, 1998; and
               .    June 30, 1998;

     . the Quarterly Reports of New Plan Realty Trust on Form 10-Q for the three-month periods ended:

               .    October 31, 1997
               .    January 31, 1998; and
               .    April 30, 1998.

     .    our Current Reports on Form 8-K filed:

               .    January 14, 1998;
               .    April 2, 1998;
               .    May 22, 1998;
               .    May 28, 1998; and
               .    July 14, 1998.

     .    the Current Reports of New Plan Realty Trust filed:

               .    July 31, 1997
               .    September 19, 1997
               .    January 23, 1998;
               .    April 24, 1998;
               .    May 19, 1998;
               .    May 22, 1998; and
               .    August 13, 1998;

     . the description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on July 30, 1993; file number 112244;

     . the description of the stock purchase rights contained in our Registration Statement on Form 8-A, filed with the SEC on May 22, 1998; file number 112244; and

     . all documents filed by us under Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Prospectus and prior to the termination of this offering.

     We will provide to each person, including any beneficial owner, to whom this Prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this Prospectus but not delivered with this Prospectus. We will provide this information at no cost to the requester. The name, address and telephone number to which the request for this information must be made is:

                    New Plan Excel Realty Trust, Inc.
                    Attention: Graham Bullick
                    Suite 110
                    16955 Via Del Campo
                    San Diego, CA 92127
                    (619) 485-9400.

     As you read the above documents, you may find some differences in information from one document to another. If you find inconsistencies between the documents and this Prospectus, you should rely on the statements made in the most recent document.

     You should rely only on the information incorporated by reference or contained in this Prospectus. We have not authorized anyone to provide you with information that is different.

     You should not assume that the information in this Prospectus is accurate as of any date other than the date on the front of this Prospectus.

     We have not authorized anyone to sell any stock in any state or country where the offer is not permitted.


                   INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Our bylaws require us, to the maximum extent permitted by Maryland law:

          .    to indemnify our directors and officers; and
          .    to pay for reasonable expenses prior to the conclusion of a proceeding.

     Generally speaking, Maryland law permits a corporation to indemnify a director for liability and reasonable expenses incurred by the director in connection with any proceeding to which the director is made a party as a result of the director's service to the corporation, unless

          . the act or omission of the director was material to the matter giving rise to the proceeding, and
          .    either
               . the act or omission was committed in bad faith or was the result of active and deliberate dishonesty, or
               . the director received an improper personal benefit in money, property or services, or
               . in the case of a criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful.

     Maryland law also provides that:

          . if the proceeding is by the corporation -- or in the right of the corporation -- then the director is not entitled to indemnification if he is judged to be liable to the corporation;

          . a director is not entitled to indemnification if, in a proceeding charging improper personal benefit to the director, he is judged liable on the basis that he received such benefit;

          . a conviction or plea of nolo contendere (no contest) creates a presumption, which can be rebutted, that the director did not meet the applicable standard of conduct; and

          . a corporation may indemnify its officers to the same extent as it indemnifies its directors.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                                 LEGAL MATTERS

     Ballard Spahr Andrews & Ingersoll, LLP, which is acting as our counsel as to certain matters of Maryland law, has passed on the validity of the Shares being offered under the Plan.


                                    EXPERTS

     We have incorporated our consolidated financial statements in this Prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 1997, in reliance on the report of PricewaterhouseCoopers LLP, independent accountants. The financial statements so incorporated were as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997. We have also incorporated the consolidated financial statements of New Plan Realty Trust in this Prospectus by reference to the Annual Report on Form 10-K of New Plan Realty Trust for the year ended July 31, 1997, in reliance on the report of PricewaterhouseCoopers LLP, independent accountants. The financial statements so incorporated were as of July 31, 1997 and 1996 and for each of the three years in the period ended July 31, 1997. In each case, PricewaterhouseCoopers LLP gave the report on its authority as experts in auditing and accounting.

                                   APPENDIX I

                             DIVIDEND REINVESTMENT

                                      AND

                              SHARE PURCHASE PLAN

     1. DEFINITIONS

     The following terms when used herein shall have the following definitions:

          "Agent" shall mean any bank as from time to time may be appointed by the Company as agent to administer the Plan.

          "Authorization Card" shall mean such authorization form as the Company or the Agent may from time to time or upon request furnish Stockholders and which shall be returned to the Agent by such Stockholders to indicate their election to participate in specified portions of the Plan.

          "Company" shall mean New Plan Excel Realty Trust, Inc.

          "Distribution Payment Date" shall mean the date on which distributions are paid on Company Shares.

          "Enrollment Form" shall mean (i) an Authorization Card or (ii) the "Enrollment in Dividend Reinvestment Plan" portion of the letter of transmittal used in connection with the merger between New Plan Realty Trust and ERT Merger Sub, Inc., a wholly owned subsidiary of the Company.

          "Investment Date" shall mean the same date as the Distribution Payment Date as indicated above.

          "New York Stock Exchange" shall mean the New York Stock Exchange or any successor institution on which the Shares are listed.

          "Participant" shall mean any Stockholder who has returned a properly completed Enrollment Form to the Company or the Agent indicating election to participate in any portion of the Plan and who has been enrolled in that portion of the Plan by the Company.

          "Plan" shall mean this Dividend Reinvestment and Share Purchase Plan.

          "Shares" shall mean Shares of Common Stock, par value $.01 per share, of New Plan Excel Realty Trust, Inc.

          "Stockholder" means a holder of record of a Share or Shares and, to the extent that participants in certain employee benefit plans are eligible to participate in this Plan pursuant to Section 3, any such participant.

          "Subsidiary" means any subsidiary of the Company, which subsidiary may be any type of entity, including, without limitation, any corporation, partnership, limited partnership, limited liability company, or business trust.


     2.  PURPOSE

     The purpose of this Plan is to enable Stockholders to have all or part of their Share distributions automatically reinvested in additional Shares of the Company. In addition, Stockholders may acquire additional Shares by making optional cash payments of up to $20,000 per quarter whether or not they elect to reinvest their distributions. Because Shares acquired under the Plan will be purchased directly from the Company, no brokerage commissions or other fees will be incurred by Stockholders in making the purchases.

     3.  ELIGIBILITY FOR PARTICIPATION IN THE PLAN

     All Stockholders of record of the Company's Shares are automatically eligible to participate in the Plan and may do so by completing and returning to the Company or the Agent the Enrollment Form furnished to them by the Company or the Agent. Beneficial owners of Shares which are registered in names other than their own (e.g., in the name of a broker, bank or other nominee) who want to participate, must either make appropriate arrangements with their broker, bank or other nominee, or have their Shares transferred into their own names. Although the Shares are not registered in their own names, the Company may permit participants in its (or any of its Subsidiaries') employee benefits plans to participate in the Plan on such terms and conditions as the Company may from time to time establish for such purposes. The Company reserves the right to refuse to permit a broker, bank or other nominee to participate in the Plan if the terms of such participation would in the Company's judgment result in excessive cost or burden on the Company.


4.    ADMINISTRATION OF THE PLAN

The Company alone, or in conjunction with the Agent, shall administer the Plan and the Company shall pay all the costs of such administration (except that a bounced check fee may be imposed pursuant to Section 6). The Company or the Agent will maintain records and perform such other duties as may be required. The Company or the Agent will send to each Participant, shortly after each purchase of Shares under the Plan (whether by distribution reinvestment or optional cash payment), a statement which will show the purchase price per Share, the number of Shares purchased, the number of Shares in the Participant's Plan account, the number of Shares owned by the Participant outside of the Plan account and the total number of Shares owned by the Participant. If the purchase involves distribution reinvestment, then the statement will also show the Participant's total distribution and the amount of the Participant's distribution that was reinvested in Shares. In addition, the Company or Agent will send to each Participant a copy of each annual and other reports to Stockholders, proxy statements and income tax information for reporting distributions. Shares purchased by a Participant through reinvested distributions or optional cash payments will be credited to the Participant's Plan account.


5.   REINVESTMENT OF DISTRIBUTIONS

Stockholders may elect to have cash distributions on all or part of their Shares automatically reinvested by completing the Enrollment Form to that effect and returning it to the Company or the Agent. Reinvestment of cash distributions shall commence with cash distributions paid on the next Distribution Payment Date following receipt of the Enrollment Form provided it is received at least three business days before the record date for the distribution. Should an Enrollment Form be received by the Company less than three business days before the record date, distribution reinvestment will commence with the following cash distribution. The price at which Shares shall be purchased by reinvested distributions on each Distribution Payment Date shall be 5% less than the average of the high and low sales prices of the Shares as reported in The Wall Street Journal for the New York Stock Exchange Composite Transactions on that Distribution Payment Date, or if no such transactions are reported for such date, then on the next preceding date when such Shares have been sold. If The Wall Street Journal is not published reporting transactions in Shares for a Distribution Payment Date, the Company may determine the price of the Shares by reference to The New York Times or by any other appropriate method.

Cash distributions on all Shares acquired under the Plan (including by distribution reinvestment or optional cash payments) will be reinvested in additional Shares. Cash distributions on Shares deposited by a Participant in certificated form into his Plan account will be reinvested in additional Shares.

6.   OPTIONAL CASH PAYMENTS

Optional cash payments will be invested in additional Shares and credited to a Participant's Plan account on the Investment Date. Optional cash payments received by the Agent at least 3 business days before an Investment Date will be invested on such Investment Date. Optional cash payments received less than 3 business days before an Investment Date will be invested on the next Investment Date. No interest will be paid on funds received and held for the purchase of Shares under the Plan. No Participant's optional cash payments may be less than $100 per payment or more than $20,000 total per quarter. The price at which Shares will be purchased by optional cash payment on each Investment Date will be the average of the high and low sales prices of the Shares for New York Stock Exchange Composite Transactions on such date, or if no sales of Shares occur on the New York Stock Exchange on such date, then on the next preceding date when such Shares have been sold on the New York Stock Exchange. Such high and low sales prices shall be as reported in The Wall Street Journal, except that if The Wall Street Journal is not published reporting such prices for such date, the Company may determine the price of the Shares by reference to The New York Times or any other appropriate method. If a Participant's check is returned unpaid for any reason, then such Participant's request for investment of such money will automatically be nullified and the Agent will remove from such Participant's Plan account any Shares that were purchased upon the credit of such money. The Agent may charge a $25.00 fee for any check returned unpaid.

7.   CALCULATION OF SHARES PURCHASED

The number of Shares purchased, including fractional Shares rounded to three decimal places, shall be determined by dividing the amount of the distributions reinvested and/or optional cash payments made by the purchase price per Share.


8.   MODIFICATION OR TERMINATION OF PARTICIPATION

Participants may modify participation in the Plan by (i) switching from one investment option then offered on the Enrollment Form (e.g., currently Full Distribution Reinvestment, Partial Distribution Reinvestment or Optional Cash Payments) to another, or (ii) increasing or decreasing the number of Shares for which distributions are reinvested (including, without limitation, Shares that as of the time of the modification are held in the Participant's Plan account and were acquired under the Plan or deposited into the Plan account in certificated form by the Participant). In order to modify participation in the Plan, a Participant must execute and deliver a new Enrollment Form to the Agent. Participants may terminate participation in the Plan at any time by notifying the Company or the Agent in writing to that effect. Any notice or Enrollment Form is effective only three business days after receipt. If such notice is received by the Company or the Agent at least three business days before any record date for distribution payment, the Company will modify or terminate the reinvestment of the Participant's distributions under the Plan as of that Distribution Payment Date. In order to reenter the Plan after termination, the Stockholder must be eligible to participate in the Plan as of the time of reentry, and must complete a new Enrollment Form. If a Participant terminates his participation in the Plan, the Agent will issue the Participant certificates for the Shares that are held in his Plan account, except that (i) the Agent will sell some or all of the Shares in the Participant's Plan account if the Participant so requests in writing at the same time that he requests termination of his participation in the Plan, and (ii) no certificates for fractional Shares will be issued. The Participant will receive cash for the market value of any fractional Share in the Participant's account. However, the Company reserves the right, upon termination of a Participant's participation in the Plan, not to issue certificates for Shares in such Participant's Plan account unless he requests such certificates.


9.   CERTIFICATES FOR PURCHASED SHARES

A Stockholder who has purchased Shares under the Plan and wishes to obtain certificates for those Shares may do so by notifying the Company or the Agent in writing to that effect. However, no certificate will be issued for fractional Shares, but the market value of any fractional Shares will be paid in cash to a Stockholder requesting a certificate for all his noncertificated Shares.


10.   STOCK SPLITS OR STOCK DISTRIBUTIONS

If the Company issues Shares as a result of a stock split or stock distribution, then such Shares will be credited to a Participant's Plan account to the extent that they are attributable to (i) Shares held in the Participant's Plan account or (ii) any other Shares of the Participant subject to a then effective election to reinvest distributions.


11.   VOTING

All Shares credited to a Participant's Plan account under the Plan shall be voted by the Participant. If on the record date for a meeting of Stockholders there are Shares credited to the Plan account of a Participant, that Participant will be sent the proxy material for the meeting and a proxy covering all of the Shares owned of record by the Participant, including Shares credited to the Participant's Plan account. If the Participant returns an executed proxy, it will be voted with respect to all of such Shares (including any fractional Shares), or the Participant may vote all of such Shares in person at the meeting.

12.   LIABILITY

Neither the Company, the Agent, nor any agent for either, in administering the Plan, shall be liable for any act or failure to act taken in good faith, including, without limitation, any claim of liability arising out of or with respect to: (i) failure to terminate a Participant's participation in the Plan upon the Participant's death; (ii) the prices and times at which Shares are purchased or sold for a Participant; (iii) any fluctuation in market value before or after any purchase or sale of Shares; or (iv) failure to invest any funds. Subject to applicable law, neither the Company, the Agent nor any agent of either has any obligations in connection with the Plan except as are expressly stated in the Plan.

The Company (or Agent acting on its behalf) is authorized to issue such interpretations, adopt such regulations and take such action as it deems reasonably necessary to effectuate the Plan. Any action to effectuate the Plan taken by the Company or the Agent in good faith shall be binding on the Participants.


13.   TERMINATION, SUSPENSION OR MODIFICATION OF PLAN

The Company reserves the right to modify, suspend or terminate the Plan at any time and from time to time. Without limitation of the foregoing, the Company reserves the right to (i) change the discount, if any, at which Shares may be purchased under any feature of the Plan; (ii) change whether Shares are purchased under any feature of the Plan from the Company or on the open market; or (iii) refuse optional cash payments from any Stockholder who, in the Company's sole discretion, is attempting to circumvent the intent of the Plan by making excessive optional cash payments through multiple Stockholder accounts. The Company will notify Participants of any suspension, termination or material modification of the Plan.


14.   COMPLIANCE WITH APPLICABLE LAW AND REGULATIONS

The Company's obligation to offer, issue or sell its Shares hereunder shall be subject to the Company's obtaining any necessary approval, authorization and consent from any regulatory authorities having jurisdiction over the issuance and sale of the Shares. The Company may elect not to offer or sell its Shares hereunder to Stockholders residing in any jurisdiction where, in the sole discretion of the Company, the burden or expense of compliance with applicable blue sky or securities laws makes that offer or sale impracticable or inadvisable.


15.  SALE OF SHARES

A Participant may request that all or a part of the whole Shares held in his Plan account be sold. Within seven days after receipt of a Participant's written request to sell Shares held in his Plan account, the Agent will place a sell order, through a broker or dealer designated by the Agent, with respect to the whole number of Shares covered by such request. The Participant will receive the proceeds of the sale less any brokerage commission, transfer tax or other fees incurred by the Agent allocable to the sale of such Shares. The Participant will not be able to direct the date or sales price at which such Shares may be sold. If the Participant requests that all of the Shares in his Plan account be sold, then the Participant will be paid cash for the market value of any fractional Share in his Plan account. If a Participant ceases to be a Stockholder of the Company at any time (including, without limitation, as result of the sale of all of the Shares in his Plan account), then his participation in the Plan will automatically be terminated.


16.  DEPOSIT OF SHARES HELD IN CERTIFICATED FORM

A Participant may deposit Shares held in certificated form into his Plan account, pursuant to such requirements as the Agent may impose.

17.  DISTRIBUTIONS ON SHARES

Whether cash distributions on particular Shares are paid by check or reinvested in additional Shares is determined as follows: (i) if a Participant elects the "Full Dividend Reinvestment" feature, then all of the cash distributions on his Shares will be reinvested in additional Shares; (ii) if a Participant elects the "Partial Dividend Reinvestment" feature, then the cash distributions that are attributable to the number of full Shares as to which he makes such election will be reinvested in additional Shares; (iii) cash distributions on all Shares acquired under the Plan -- including by distribution reinvestment or optional cash payments -- will be reinvested in additional Shares; (iv) cash distributions on Shares that are deposited by a Participant in certificated form into his Plan account will be reinvested in additional Shares; (v) cash distributions on any remaining Shares will be paid by check. However, a Participant can change his participation in the Plan at any time (subject and pursuant to Section 8) thereby changing whether distributions are reinvested and if so, on how many Shares.

18.  CONSTRUCTION

This Plan shall be construed as follows: (i) the singular form of any word shall be construed to include the plural and vice versa; (ii) the masculine, feminine or neuter form of any word shall be deemed to include any gender; (iii) "including" means including without limitation, (iv) the words "herein", "hereof" or similar words shall be deemed to refer to this Plan as a whole rather than the provision in which such words appear; and (v) and headings are solely for convenience of reference and shall not affect the meaning of this Plan.

19.  GOVERNING LAW

This Plan shall be governed by the law of Maryland.

You should rely only on the information incorporated by reference or contained in this Prospectus. We have not authorized anyone to provide you with information that is different.

You should not assume that the information in this Prospectus is accurate as of any date other than the date on the front of this Prospectus.

We have not authorized anyone to sell any stock in any state or country where the offer is not permitted.










                       NEW PLAN EXCEL REALTY TRUST, INC.


                       10,000,000 Shares of Common Stock

                 offered by the Company solely pursuant to its


                 DIVIDEND REINVESTMENT AND SHARE PURCHASE PLAN



                                  PROSPECTUS

                                October 1, 1998

PART II.     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the estimated expenses in connection with the offering contemplated by this Registration Statement:



                ITEM                                          AMOUNT
                ----                                          ------

SEC Registration Fee.....................................   $ 63,383.58
New York Stock Exchange Listing Fee......................      1,500
Blue Sky Fees and Expenses...............................      1,000
Printing and Engraving Costs.............................     15,000
Accounting Fees and Expenses.............................      2,500
Legal Fees and Expenses..................................     25,000
Miscellaneous............................................      2,500
                                                            -----------
Total....................................................    110,883.58
                                                            ===========


ITEM 16.                               EXHIBITS.

Exhibit
Number    Description of Exhibit                                           Page
4.1       Articles Supplementary (Series A Preferred Stock) (1)
4.2       Articles Supplementary (Series B Preferred Stock) (2)
4.3       Stockholder Rights Agreement, dated as of May 15, 1998 between
          Excel Realty Trust, Inc. and BankBoston, N.A., which includes the form of Articles Supplementary of the Series C Preferred
          Stock as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as
          Exhibit C (3)
4.4       Articles of Amendment
4.5       Articles Supplementary (Series D Preferred Stock)
4.6       Amended and Restated Bylaws
4.7       Dividend Reinvestment and Share Purchase Plan
          (included as Appendix I of this Prospectus)
5.1       Opinion of Ballard Spahr Andrews & Ingersoll, LLP, as to the
          legality of the Shares to be registered
23.1      Consent of Ballard Spahr Andrews & Ingersoll, LLP
          (contained in Exhibit 5.1)
23.2      Consent of PricewaterhouseCoopers LLP
24.1      Powers of attorney (included on signature page of this
          Registration Statement).


(1) Incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on February 7, 1997.
(2) Incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on January 14, 1998.
(3) Incorporated by reference to the Company's Registration Statement on Form 8-A filed with the SEC on May 22, 1998, file number 112234.

ITEM 17.  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on September 28, 1998.


                         NEW PLAN EXCEL REALTY TRUST, INC.


                         By: /s/ Arnold Laubich
                            ------------------------------------------
                              Arnold Laubich, Chief Executive Officer



                               POWER OF ATTORNEY


KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Arnold Laubich his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



      Signature               Title                         Date
      ---------               -----                         ----

/s/ William Newman            Chairman of the Board         September 28, 1998
-----------------------
William Newman



/s/ Arnold Laubich            Chief Executive Officer       September 28, 1998
-----------------------       and Director (Principal
Arnold Laubich                Executive Officer)



/s/ Gary B. Sabin             President and Director        September 28, 1998
-----------------------
Gary B. Sabin



/s/ James M. Steuterman       Executive Vice President,     September 28, 1998
-----------------------       Co-Chief Operating Officer
James M. Steuterman           and Director



/s/ Richard B. Muir           Executive Vice President,     September 28, 1998
-----------------------       Operating Officer and
Richard B. Muir               Director



/s/ David A. Lund             Chief Financial Officer       September 28, 1998
-----------------------       (Principal Financial and
David A. Lund                 Accounting Officer)



/s/ Dean Bernstein            Senior Vice President          September 28, 1998
--------------------------    - Finance and Multifamily,
Dean Bernstein                and Director


/s/ Raymond A. Bottorf        Director                       September 28, 1998
--------------------------
Raymond A. Bottorf


/s/ Norman Gold               Director                       September 28, 1998
--------------------------
Norman Gold


/s/ Melvin Newman             Director                       September 28, 1998
--------------------------
Melvin Newman


                              Director                       September __, 1998
--------------------------
John Wetzler


/s/ Gregory White             Director                       September 28, 1998
--------------------------
Gregory White


/s/ Boyd A. Lindquist         Director                       September 28, 1998
--------------------------
Boyd A. Lindquist


/s/ Robert E. Parsons, Jr.    Director                       September 28, 1998
--------------------------
Robert E. Parsons, Jr.


/s/ Bruce A. Staller          Director                       September 28, 1998
--------------------------
Bruce A. Staller


/s/ John H. Wilmot            Director                       September 28, 1998
--------------------------
John H. Wilmot

EXHIBIT INDEX

Exhibit
Number    Description of Exhibit                                           Page

4.1       Articles Supplementary (Series A Preferred Stock) (1)
4.2       Articles Supplementary (Series B Preferred Stock) (2)
4.3 Stockholder Rights Agreement, dated as of May 15, 1998 between Excel Realty Trust, Inc.
          and BankBoston, N.A., which includes the form of Articles Supplementary of the Series C
          Preferred Stock as Exhibit A, the form of Right Certificate as Exhibit B and the Summary of Rights to Purchase Preferred Shares as Exhibit C (3)
4.4       Articles of Amendment
4.5       Articles Supplementary (Series D Preferred Stock)
4.6       Amended and Restated Bylaws
4.7       Dividend Reinvestment and Share Purchase Plan
          (included as Appendix I of this Prospectus)
5.1 Opinion of Ballard Spahr Andrews & Ingersoll, LLP, as to the legality of the Shares to be registered
23.1      Consent of Ballard Spahr Andrews & Ingersoll, LLP
          (contained in Exhibit 5.1)
23.2      Consent of PricewaterhouseCoopers LLP
24.1 Powers of attorney (included on signature page of this Registration Statement).

(1) Incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on February 7, 1997.
(2) Incorporated by reference to the Company's Current Report on Form 8-K filed with the SEC on January 14, 1998.
(3) Incorporated by reference to the Company's Registration Statement on Form 8-A filed with the SEC on May 22, 1998, file number 112234.